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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Azzad Funds and to the use of our report dated August 12, 2002 on the financial statements and financial highlights of the Azzad/Dow Jones Ethical Market Fund and the Azzad Ethical Income Fund.   Such financial statements and financial highlights appear in the 2002 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

                                                                                             /s/Tait, Weller & Baker

TAIT, WELLER & BAKER

Philadelphia, Pennsylvania

November 1, 2002